EXHIBIT 10.82

[* * *] REDACTED CONFIDENTIAL TREATMENT REQUESTED

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (“Agreement”) is made as of February 13, 2001 (the “Effective Date”) by and between Peregrine Pharmaceuticals, Inc., a corporation organized and existing under the laws of Delaware, having an office located at 14282 Franklin Ave., Tustin, CA  92780 (“Licensor”) and SuperGen, Inc., a corporation organized and existing under the laws of Delaware, having a principal place of business at 4140 Dublin Blvd., Suite 200, Dublin, CA  64568 (“SuperGen”).

BACKGROUND

WHEREAS, Licensor has licensed certain Licensed Patents; and

WHEREAS, SuperGen wishes to obtain a license from Licensor to the Licensed Patents, all on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

As used in this Agreement, the following terms shall have the meanings indicated:

1.1           “Affiliate” shall mean any corporation or other business entity which during the term of this Agreement controls, is controlled by, or is under common control with SuperGen, but only for so long as such entity controls, is controlled by, or is under common control with SuperGen.  For this purpose, control shall mean the possession of the power to direct or cause the direction of the management and the policies of an entity whether through ownership directly or indirectly of fifty percent (50%) or more of the stock entitled to vote, and for non-stock organizations, the right to receive fifty percent (50%) or more of the profits by contract or otherwise, or in countries where control of fifty percent (50%) or more of such rights is not permitted in the country where such entity exists, the maximum permitted in such country.

1.2           “SuperGen” shall mean SuperGen and its Affiliates.

1.3           “Field” shall mean vascular endothelial growth factor (“VEGF”), in the native, mutants and variants thereof, conjugated to cytotoxic drugs, toxins, radionuclides or photodynamic therapy agents for targeting tumors and cells expressing VEGF receptors and tumor blood vessels for therapy of cancer and blood vessel proliferative disorders, including but not limited to macular degeneration, diabetic retinopathy, and pannus formation.

1.4           “Licensed Patents” shall mean any and all rights in:

1.4.1        all patents and patent applications anywhere in the world claiming or disclosing inventions relating to the Field in or to which Licensor has right, title, and interest, including but not limited to those patents and patent applications listed in Exhibit 1;

1.4.2        all divisions, continuations, continuations-in-part, foreign-counterparts, patents of addition, and substitutions of, and all patents issuing on, any of such patents and patent applications described in Section 1.4.1 above; and

1.4.3        all registrations, reissues, reexaminations or extensions of any kind with respect to any of such patents described in Sections 1.4.1 - 1.4.2 above.

1.5           “Licensed Product” shall mean a product:

1.5.1        within the scope of one or more Valid Claims of the Licensed Patents in the country of manufacture or sale, including any improvements or modifications to such Product as long as such improvement or modification fall within the definition of a Valid Claim; or

1.5.2        produced, processed or otherwise manufactured by a process or method within the scope of one or more Valid Claims of the Licensed Patents in the country of such manufacture, including any improvements or modifications to such Product as long as improvement or modification fall within the definition of a Valid Claim; or

1.5.3        used in a process and/or method within the scope of one or more Valid Claims of the Licensed Patents in the country where such product is made or sold.

1.6           “Net Sales” shall mean amounts received by SuperGen and its Sublicensees with respect to sales of Licensed Products to independent third parties, less:  (i) rebates, credits and cash, trade and quantity discounts, actually taken, (ii) excise taxes, sales, use, value added, and other consumption taxes and other compulsory payments to governmental authorities, actually paid, (iii) the cost of shipping packages and packing, if billed separately, (iv) insurance costs and outbound transportation charges prepaid or allowed, (v) import and/or export duties and tariffs actually paid, (vi) amounts allowed or credited due to returns or uncollectable amounts.  If a Licensed Product shall be invoiced for a discounted price substantially lower than customary in the trade, Net Sales shall be based on the customary amount received for such Licensed Products, provided that the foregoing shall not apply in the case of shipments made by SuperGen to third parties at no or low cost in connection with research and development, clinical trials, compassionate sales, or indigent programs for which no amounts shall be due to Licensor.

1.7           “Sublicensee” shall mean any non-Affiliate third party to whom SuperGen has granted the right to manufacture and sell Licensed Products.

1.8           “Valid Claim” shall mean a claim of an issued and unexpired patent or a claim of a pending patent application which has not been held unpatentable, invalid or unenforceable by a court or other government agency of competent jurisdiction and has not been admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise; provided, however, that if any holding of invalidity, unenforceability or unpatentability is later reversed by a court or agency with overriding authority, the relevant claim shall be reinstated as a Valid Claim hereunder with respect to sales made after the date of such reversal.  Notwithstanding the foregoing provisions of this Section 1.8, if a claim of a pending patent application has not issued as a claim of an issued patent, within five (5) years after the date from which such claim takes priority, such pending claim shall not be a Valid Claim for purposes of this Agreement unless and until the patent is issued including such claim.

ARTICLE 2

LICENSE

2.1           Grant.

2.1.1        Licensed Patents.  Licensor hereby grants to SuperGen an exclusive, worldwide, royalty-bearing license to Licensor’s entire interest in and to Licensed Patents within the Field to: (i) make, have made, use, import, have imported, sell, offer for sale and otherwise exploit and distribute Licensed Products, (ii) practice any method, process or procedure included within the Licensed Patents; and to have any of the foregoing performed on its behalf by a third party.

2.2           Sublicenses.  SuperGen may grant and authorize sublicenses within the scope of the license granted to SuperGen pursuant to this Agreement, provided each such Sublicensee shall agree in writing to be bound by terms and conditions not inconsistent with the terms and conditions hereof.  SuperGen shall notify Licensor in writing of the grant of any such sublicense, which notice shall identify the Sublicensee.  The identity of all Sublicensees shall be Confidential Information (as defined below) of SuperGen.

2.3           Future Licenses.  Licensor agrees that should Licensor be offered any option or opportunity to license technology within the Field, Licensor will communicate with SuperGen regarding such option or opportunity to license.  Any technology licensed by Licensor and agreed to by SuperGen during the term of this Agreement within the Field will be incorporated into this Agreement.  Licensor and SuperGen will update Exhibit 1 of this Agreement as appropriate to reflect incorporation of such technology.

ARTICLE 3

PAYMENTS AND REPORTS

3.1           Equity Investments, License and Maintenance Fees.  As consideration for the rights and licenses granted by Licensor to SuperGen hereunder, SuperGen agrees to make an equity investment in Licensor and pay the following amounts at the following times:

3.1.1        Initial Equity Investment.  Within ten (10) days of the Effective Date, SuperGen shall pay to Licensor six hundred thousand U.S. dollars ($600,000) for the purchase of 150,000 shares of Licensor common stock (the “Licensor Shares”).  In connection with such purchase SuperGen will execute an investment representation statement in the form set forth as Exhibit 4.  Within 120 days Licensor will file a registration statement providing for the registration of the resale of all 150,000 shares by SuperGen, all as set forth more fully in the registration rights agreement attached as Exhibit 5.  SuperGen agrees to sell no more than 75,000 of the Licensor Shares until the one year anniversary of this Agreement.  SuperGen agrees to sell no more than thirty thousand (30,000) shares of Licensor Shares per trading day, for so long as SuperGen holds such shares.

3.1.2        Annual License Fee.  On or about each annual anniversary of the Effective Date, SuperGen will pay to Licensor two hundred thousand U.S. dollars ($200,000) in cash or SuperGen common stock with piggyback registration rights therefor.  Payments under this Section 3.1.2 will continue until the first filing of an Investigational New Drug (“IND”) Application in the United States for a clinical indication utilizing the Licensed Patents.

3.1.3        Milestone Payments.

(a)           Phase III.  Upon Commencement of the first Phase III trial in the United States, Europe or Japan by SuperGen for the first therapeutic clinical candidate covered under the Licensed Patents, not necessarily restricted to cancer indications, SuperGen will pay to Licensor the sum of one million five hundred thousand U.S. dollars ($1,500,000) in cash or SuperGen stock along with piggyback registration rights therefor.  Upon Commencement of Phase III trial in the United States, Europe or Japan by SuperGen for subsequent therapeutic clinical candidates covered under the Licensed Patents, SuperGen will pay to Licensor the sum of seven hundred and fifty thousand U.S. dollars ($750,000) in cash or SuperGen stock along with piggyback registration rights therefor.  In the event SuperGen undertakes a Phase II/III clinical trial , then Commencement of such Phase II/III trial, and not of a Phase III trial, shall trigger the payment described in this section.  A Phase II/III trial is defined as a pivotal study in which a therapeutic clinical candidate is being tested in humans for safety and efficacy in an expanded patient population at geographically dispersed clinical sites on the basis of which SuperGen will seek regulatory approval in lieu of a Phase III trial.  Determination that a clinical trial is a Phase II/III shall be exclusively by SuperGen after conferring with the appropriate regulatory authority.  Commencement (“Commencement”) is defined as the dosing of the first patient under a protocol involving a therapeutic clinical candidate covered under the Licensed Patents, not necessarily restricted to cancer indications.

(b)           Approvals.  Upon receiving regulatory approval in the United States for the first therapeutic clinical candidate covered under the Licensed Patents, not necessarily restricted to cancer indications, SuperGen will pay to Licensor the sum of three million five hundred thousand U.S. dollars ($3,500,000) in cash or SuperGen stock along with piggyback registration rights therefor.  Upon SuperGen receiving regulatory approval in a European nation for the first therapeutic clinical candidate covered under the Licensed Patents, not necessarily restricted to cancer indications, SuperGen will pay to Licensor the sum of one million five hundred thousand U.S. dollars ($1,500,000) in cash or SuperGen stock along with piggyback registration rights therefor.

Upon Supergen receiving regulatory approval in Japan for the first therapeutic clinical candidate covered under the Licensed Patents, not necessarily restricted to cancer indications, SuperGen will pay to Licensor the sum of one million U.S. dollars ($1,000,000) in cash or SuperGen stock along with piggyback registration rights therefor.

3.1.4        Acknowledgment.  It is understood and agreed that license fee and milestone payments received by SuperGen from Sublicensees shall not include (i) any royalties received by SuperGen for the sale of Licensed Products by a Sublicensee, (ii) amounts received by SuperGen for research and development, (iii) reimbursements of amounts expended or to be expended by SuperGen, (iv) amounts paid to SuperGen under supply, service or research or development contracts with the Sublicensee, or (v) amounts paid for equity or debt of SuperGen.

3.2                           Running Royalties.  SuperGen will pay to Licensor the following amounts, based on its worldwide Net Sales of Licensed Products:

(a)           on its worldwide annual Net Sales of up to and including $[***], SuperGen will pay to Licensor [***]% of Net Sales;

(b)           on its incremental worldwide annual Net Sales of more than $[***] but up to and including $[***] SuperGen will pay to Licensor [***]% of Net Sales;

(c)           on its incremental worldwide annual Net Sales of more than $[***], SuperGen will pay to Licensor [***]% of Net Sales.

For illustration purposes, if the worldwide annual Net Sales of Licensed Products were $[***], the SuperGen would pay $[***] in Running Royalties derived from the following:

[***]% on the first $[***] for a royalty calculated at $[***]

[***]% on the incremental $[***] for a royalty calculated at $[***]

[***]% on the final $[***] for a royalty calculated at $[***]

3.3           Royalty Term.  The obligation of SuperGen to pay royalties under this Article 3 shall continue on a Licensed Product by Licensed Product and country-by-country basis, for so long as there exists a Valid Claim covering such Licensed Product in the country of such manufacture or sale.

3.4           One Royalty; Non-Royalty Sales.  Only one royalty shall be paid to Licensor with respect to a particular Licensed Product subject to royalties under this Article 3, without regard to whether more than one Valid Claim within the Licensed Patents is applicable to such Licensed Product.  It is understood that royalties shall only be payable under this Article 3 with respect to Licensed Products the manufacture, sale or use of which is within the scope of a Valid Claim within the Licensed Patents in the country for which such Licensed Product is made or sold.  In no event shall more than one royalty be due hereunder with respect to any Licensed Product unit.  It is understood that no royalty shall be due hereunder with respect to sales or other transfers of Licensed Products for use as samples, in research and development, or clinical trials.

3.5           Combination Products; Third Party Obligations.  The amounts payable under Section 3.2 above are further subject to the following:

3.5.1        Combination Products.  In the event that a Licensed Product is sold in combination with another product, active component or service (“Other Product”)  whose sale and use are not covered by a Valid Claim of the Licensed Patent in the country for which the combination product is sold, Net Sales from such sales for purposes of calculating the amounts due under Section 3.2 above shall be calculated by multiplying the Net Sales of that combination by the fraction A/(A + B), where A is the gross selling price of the Licensed Product sold separately and B is the gross selling price of the other product, active component or service sold separately.  In the event that no such separate sales are made by SuperGen or its Sublicensee, Net Sales for royalty determination shall be as reasonably allocated by SuperGen in consultation with Licensor between such Licensed Product and such other product, active component or service, based upon their relative importance and proprietary protection.

3.5.2        Third Party Obligations.  If SuperGen or its Sublicensee is required to pay a third party a license or similar fee for intellectual property rights or other technologies which SuperGen, or its Sublicensee, in its reasonable judgment, determines are necessary or useful to make, use or sell a Licensed Product, the royalty percentages owed to Licensor for such Licensed Product as set forth in Section 3.2 (a), (b), and (c) will each be reduced by [***]%, so that the royalty percentages owed in such case will be [***]%, [***]% and [***]% respectively.

3.6           Royalty Reports and Payments.  After the first commercial sale by SuperGen, its Affiliates or Sublicensees of a Licensed Product for which royalties are payable under this Article 3, SuperGen shall make quarterly written reports to Licensor within sixty (60) days after the end of each calendar quarter, stating in each such report the number, description, and aggregate Net Sales of such Licensed Product sold during the calendar quarter.  Simultaneously with the delivery of each such report, SuperGen shall pay to Licensor the royalties, if any, due to Licensor for the period of such report.  If no royalties are due, SuperGen shall so report.  Such reports shall be Confidential Information of SuperGen subject to Article 5 herein.

3.7           Payment Method.  Unless otherwise specified by this Agreement or requested in writing by Licensor, all amounts payable under this Agreement shall be made by check or wire drawn on a United States bank account and delivered to Licensor at the address set forth in Section 10.5 or such other business address as Licensor may designate in writing.  All payments hereunder shall be made in U.S. dollars.  Any payments that are not paid on the date such payments are due under this Agreement shall bear interest, to the extent permitted by applicable law, at the prime rate as reported by the Chase Manhattan Bank, New York, New York, on the date such payment is due calculated on the number of days such payment is delinquent.

3.8           Currency Conversion.  If any currency conversion shall be required in connection with the calculation of royalties hereunder, such conversion shall be made using the selling exchange rate for conversion of the foreign currency into U.S. dollars, quoted for current transactions reported in The Wall Street Journal for the last business day of the calendar quarter to which such payment pertains.

3.9           Inspection of Books and Records.  SuperGen shall maintain accurate books and records which enable the calculation of royalties payable hereunder to be verified.  SuperGen shall retain the books and records for each quarterly period for three (3) years after the submission of the corresponding report under Section 3.6 hereof.  Upon thirty (30) days prior notice to SuperGen, independent accountants selected by Licensor, reasonably acceptable to SuperGen, after entering into a confidentiality agreement with SuperGen, may have access to the books and records of SuperGen to conduct a review or audit once per calendar year, for the sole purpose of verifying the accuracy of SuperGen’s payments and compliance with this Agreement.  Licensor’s failure to audit shall not be considered a waiver of any objection to the amounts paid by SuperGen.  The accounting firm shall report to Licensor only whether there has been a royalty underpayment and, if so, the amount thereof.  Such access shall be permitted during SuperGen’s normal business hours during the term of this Agreement and for three (3) years after the expiration or termination of this Agreement.  Any such inspection or audit shall be at Licensor’s expense, excepting that if the audit results show underpayment by SuperGen of more than fifteen percent (15%) over the course of the entire period audited, then SuperGen will pay for reasonable audit expenses incurred by Licensee.

3.10         Issuance of SuperGen Stock.  Each time SuperGen shall issue shares of its common stock in lieu of cash as provided for in this Article 3 (“Licensee Shares”), Licensor shall execute and deliver to SuperGen an Investment Representation Statement in the form attached hereto as Exhibit 2 prior to such issuance.  Brokerage fees payable by Licensor for sale of Licensee Shares issued by SuperGen under this Agreement shall be paid by SuperGen, provided that Licensor uses SuperGen’s recommended broker for such sales.  The Licensee Shares will be priced at a thirty (30) day running average value as of the date when a milestone is achieved or the date when a license or maintenance fee is due.  [***]

ARTICLE 4

TERM AND TERMINATION

4.1           Term.  The term of this Agreement shall commence on the Effective Date, and unless earlier terminated as provided herein, shall continue in full force and effect on a country-by-country and Licensed Product-by-Licensed Product basis until there are no remaining royalty payment obligations in a country pursuant to Section 3.3, at which time the Agreement shall expire in its entirety in such country.  Notwithstanding the above, upon the expiration of this Agreement in any country pursuant to this Section 4.1, SuperGen shall have a non-exclusive, irrevocable, fully paid-up right and license to use and exploit the Licensed Patents in that country.

4.2           Termination for Cause.  If either party materially breaches this Agreement, the non-breaching party may elect to give the breaching party written notice describing the alleged breach.  If the breaching party has not cured such breach within sixty (60) days after receipt of such notice, the notifying party will be entitled, in addition to any other rights it may have under this Agreement, to terminate this Agreement effective immediately; provided, however, if either party receives notification from the other of a material breach and if the party alleged to be in breach notifies the non-breaching party in writing within thirty (30) days of receipt of default notice that it disputes the asserted default, the parties shall discuss in good faith and attempt to resolve such dispute.  If the parties are unable to resolve such dispute within thirty (30) days after notice of the dispute is received by the non-breaching party, the matter will be submitted to arbitration and no termination shall become effective prior to the completion of such arbitration, and unless approved by the arbitrators.

4.3           Permissive Termination.  SuperGen may terminate this Agreement with respect to any country and/or any aspect of the Licensed Patents upon thirty (30) days written notice to Licensor.

4.4           Effect of Termination.

4.4.1        Accrued Rights and Obligations.  Termination of this Agreement for any reason shall not release any party hereto from any liability which, at the time of such termination, has already accrued to the other party or which is attributable to a period prior to such termination, nor preclude either party from pursuing any rights and remedies it may have hereunder or at law or in equity which accrued or are based upon any event occurring prior to such termination.

4.4.2        Return of Materials.  Upon any termination of this Agreement, each party shall promptly return to the other party all Confidential Information received from the other party (except one copy of which may be retained for archival purposes).

4.4.3        Stock on Hand.  In the event this Agreement is terminated for any reason, SuperGen and its Sublicensees shall have the right to sell or otherwise dispose of the stock of any Licensed Product subject to this Agreement then on hand, subject to Article 3.

4.4.4        Sublicensees.  In the event of any termination of this Agreement any sublicenses granted by SuperGen shall remain in force and effect and shall be assigned by SuperGen to Licensor, provided, that such Sublicensee is currently in good standing with regard to its obligations under the sublicense or has cured any default or breach within the period provided in such sublicense, and further provided, that the financial obligations of each such Sublicensee shall be limited to those due Licensor hereunder for the practice of such a sublicense.

4.4.5        Unpaid Amounts.  Termination of this Agreement shall not affect Licensor’s right to recover from SuperGen any royalties, fees or patent expenses which SuperGen is obligated to pay to Licensor, which obligation accrued prior to the effective date of such termination.

4.4.6        Licenses.  Subject to Section 4.1, upon termination of this Agreement, the licenses granted herein shall terminate and the intellectual property rights granted herein shall revert to Licensor, at no cost to Licensor.

4.5           Survival.  Articles 1, 5, 7, and 10, and Sections 4.4 - 4.5 shall survive expiration or termination of this Agreement for any reason.

ARTICLE 5

CONFIDENTIALITY

5.1           Confidential Information.  Except as expressly provided in this Agreement, neither party shall use for its own benefit or the benefit of any third party, or disclose to any third party, any confidential, proprietary or trade secret information (the “Confidential Information”) received from the other party hereto, during the term of this Agreement and for five (5) years thereafter.  All Confidential Information must be designated as such by disclosing party in writing at or before the disclosure is made in writing, or within thirty (30) days of such disclosure.

5.2           Permitted Disclosures.  Notwithstanding Section 5.1 above, Confidential Information shall not include any of the following information which the receiving party can demonstrate by competent evidence:

5.2.1        was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure;

5.2.2        was generally available to the public or otherwise part of the public domain at the time of disclosure to the receiving party;

5.2.3        became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement;

5.2.4        was independently developed by the receiving party without reference to any information or materials disclosed by the disclosing party; or

5.2.5        was subsequently disclosed to the receiving party by a person other than a party without breach of any legal obligation to the disclosing party.

In addition, either party may disclose Confidential Information of the other (i) to their legal representatives, employees and Affiliates, and legal representatives and employees of Affiliates, consultants and Sublicensees, to the extent such disclosure is reasonably necessary to achieve the purposes of this Agreement, and provided such representatives, employees, consultants and Sublicensees have agreed in writing to obligations of confidentiality with respect to such information no less stringent than those set forth herein; (ii) in connection with the filing and support of patent applications; (iii) to a potential Sublicensee or as reasonably required in the course of a contemplated public offering or private financing; (iv) to a corporate partner; or (v) if disclosure is compelled to be disclosed by a court order or applicable law or regulation, provided that the party compelled to make such disclosure (x) requests confidential treatment of such information, (y) provides the other party with sufficient advance notice of the compelled disclosure to provide adequate time to seek a protective order and (z) discloses only the minimum necessary to comply with the requirement to disclose.

5.3           Non-Disclosure.  The terms of this Agreement shall not be disclosed by SuperGen or Licensor to any third party or be published unless both parties expressly agree otherwise in writing.

The text of any press release to be issued by SuperGen and/or Licensor concerning this Agreement as well as the precise date and timing of the press release shall be agreed between the parties in writing in advance, such agreement not to be unreasonably withheld or delayed.  However, this restriction shall not apply to announcements required by law or regulation, except that in such event the parties shall coordinate to the extent possible with respect to the details of any such announcement.  This restriction shall not apply to disclosure of this Agreement to certain private third parties such as the shareholders of either party, investment bankers, attorneys and other professional consultants, and prospective investors in either party.  Once a particular disclosure has been approved, further disclosures which do not differ materially therefrom may be made without obtaining any further consent of the other party.

ARTICLE 6

PATENT PROSECUTION, ENFORCEMENT AND DEFENSE

6.1           Licensor’s Responsibilities.  Licensor, in consultation with the University of Texas and Beth Israel Deaconess Medical Center, as appropriate, for Licensed Patents licensed to Licensor by the University of Texas and by Beth Israel Deaconess Medical Center, respectively, shall, using patent counsel acceptable to SuperGen, have the initial right and obligation to control the preparation, filing, prosecution and maintenance of the Licensed Patents, and any interferences, re-examinations, reissues and opposition proceeding relating thereto.  Licensor shall consult with SuperGen regarding the conduct of all such activities, by providing SuperGen a reasonable opportunity to review and comment on all proposed submissions to any patent office before submission.  For the purpose of this Agreement, “reasonable opportunity” shall mean that SuperGen shall receive from Licensor or its patent counsel true copies of all documents relating to filing, registration, prosecution, and maintenance of patent applications and patents within the Licensed Patents as soon as reasonably practical after Licensor has received such documents and materials and at least forty-five (45) days before any date imposed upon Licensor for action or response with respect to such patent applications or patents.  Licensor agrees to consider SuperGen’s comments concerning such documents and materials, and shall use its best efforts to incorporate into the final version of such documents and materials any modification(s) and/or claim(s) requested by SuperGen.

6.2           Licensor’s Failure to Prosecute.  In the event Licensor declines to file or having filed fails to further prosecute or maintain any patent applications or patents with respect to the Licensed Patents, or conduct any interferences, re-examinations, reissues, oppositions, within a reasonable time therefor, then SuperGen shall have the right, upon thirty (30) days prior notice to Licensor, to prepare, file, prosecute and maintain such patent applications and patents in such countries as it deems appropriate, and conduct any interferences, re-examinations, reissues or oppositions, at its sole expense, using patent counsel of its choice with respect to the Licensed Patents.

6.3           Copies.  Upon request by SuperGen, Licensor shall promptly provide to SuperGen a copy of any patent applications within the Licensed Patents filed by Licensor during the term of this Agreement and all material documents received from or sent to any patent office relating thereto which relate to the scope, term, maintenance, validity, or enforceability of any of the Licensed Patents, or any challenge to or change to any of the preceding.

6.4           Patent Term Extensions.  With respect to any patent within the Licensed Patents, Licensor will designate SuperGen or its designee as its agent for obtaining an extension of such patent or governmental equivalent which extends the exclusivity of any of the patent subject matter where available in any country in the world or if not feasible, at SuperGen’s option, permit SuperGen to file in Licensor’s name or diligently obtain such extension for SuperGen or its Sublicensee(s), at SuperGen’s expense.  Furthermore, Licensor shall provide reasonable assistance to facilitate SuperGen’s or its Sublicensees’ efforts to obtain any such extension.

6.5           Enforcement.  If either party hereto becomes aware that any Licensed Patents are being or have been infringed by any third party or are subject to a declaratory judgment action such party shall promptly notify the other party hereto in writing describing the facts relating thereto in reasonable detail.

6.5.1        SuperGen.  SuperGen shall have the initial right, but not obligation, to institute, prosecute and control any such action, suit or proceeding (an “Action”) at its expense, using legal counsel acceptable to Licensor, and Licensor shall cooperate with SuperGen in connection with any such Action, at SuperGen’s expense; provided, SuperGen may not enter into any settlement which admits that any of the Licensed Patents is invalid or unenforceable.  Any amounts recovered from third parties in any such Action shall be used first to reimburse SuperGen and to Licensor, if applicable, for their costs and expenses associated with such Action (including, without limitation, attorney and expert fees), and the remainder shall be the property of SuperGen.

6.5.2        Licensor.  In the event SuperGen fails to initiate or defend any Action involving the Licensed Patents within one (1) year of receiving notice of any alleged infringement, Licensor shall have the right, but not the obligation, to initiate such an Action, at its expense, using legal counsel of its choice; provided, Licensor may not enter into any settlement which admits that any of the Licensed Patents are invalid or unenforceable.  Any amounts recovered from third parties in any such Action shall be used first to reimburse Licensor and to SuperGen, if applicable,  for their costs and expenses associated with such Action (including, without limitation, attorney and expert fees), and the remainder shall be the property of Licensor.

6.6           Defense.  If SuperGen, its Sublicensee, distributor or other customer is sued by a third party charging infringement of patent rights where the infringing action or product involves the development, manufacture, use, distribution or sale of a Licensed Product, SuperGen will promptly notify Licensor.  As between the parties to this Agreement, SuperGen will be entitled to control the defense in any such action(s) and withhold further payments of the royalties related to such Licensed Product in the country of suit otherwise payable to Licensor pending the final judgment or settlement.  Licensor agrees to reimburse to SuperGen the legal defense costs and attorney fees incurred in such infringement suit(s) to the extent that such amounts do not exceed the total sum paid by SuperGen to Licensor under this Agreement.  If SuperGen is required to pay a royalty, damages, or other amount to a third party for activities involving the development, manufacture, use, distribution or sale of a Licensed Product as a result of a final judgment or settlement, such amounts shall be reimbursed to SuperGen by Licensor to the extent that such amounts do not exceed the total sum paid by SuperGen to Licensor under this Agreement.  If SuperGen is required to take a license and pay a royalty or other amount to a third party to continue to develop, manufacture, use, distribute or sell a Licensed Product as a result of a final judgment or settlement, such amounts may be deducted from the royalties payable to Licensor hereunder.

6.7           Cooperation.  In any suit, action or other proceeding in connection with enforcement and/or defense of the Licensed Patents, Licensor shall cooperate fully, including without limitation by joining as a party plaintiff and executing such documents as SuperGen may reasonably request.  Furthermore, upon the request of SuperGen, Licensor shall make available at reasonable times and under appropriate conditions all relevant records, papers, information, samples and other similar materials in Licensor’s possession.

6.8           Packaging.  SuperGen agrees that all Licensed Products sold by SuperGen will be marked with the patent number of the applicable Licensed Patent hereunder in accordance with each country’s patent laws.

ARTICLE 7

INDEMNIFICATION; INSURANCE

7.1           SuperGen.  SuperGen shall defend and hold Licensor and its trustees, officers, agents, faculty, employees and students harmless as against any judgments, fees, expenses, liabilities or other costs arising from or incidental to any product liability or other lawsuit, claim, demand or other action (a “Liability”) brought by a third party as a consequence of the practice of  the Licensed  Patents or the sale of the Licensed Product (together the “Licensed Subject Matter”) by SuperGen, whether or not Licensor is named as a party defendant in any lawsuit, except to the extent such Liability is caused by the negligence or willful misconduct of Licensor.  Practice of Licensed Subject Matter, by a Sublicensee shall be considered SuperGen’s practice of said Licensed Subject Matter for purposes of this Section 7.1.

7.2           Licensor.  Licensor shall defend and hold SuperGen and its directors, officers, employees and agents harmless as against any judgments, fees, expenses, liabilities, or other costs arising from or incidental to any product liability or other lawsuit, claim, demand or other action (also a “Liability”) resulting from any claim, suit or proceeding brought by a third party against any of the foregoing entities, arising out of or in connection with any misrepresentation with regard to, or breach of any of, the representations and warranties of Licensor set forth in Article 8, or to the extent due to the negligence or willful misconduct of Licensor.

7.3           Procedure.  In the event that any indemnitee intends to claim indemnification under this Article 7 it shall promptly notify the other party in writing of such potential Liability.  The indemnifying party shall have the right to control the defense thereof.  The affected indemnitees shall cooperate fully with the indemnifying party and its legal representatives in the investigation and conduct of any Liability covered by this Article 7.  Notwithstanding the foregoing, neither party shall have indemnity obligations for any claim if the indemnitee seeking indemnification makes any admission, settlement or other communication regarding such claim without the prior written consent of the indemnifying party.

ARTICLE 8

REPRESENTATIONS AND WARRANTIES

8.1           Licensor.  Licensor represents and warrants that:  (i) it is a corporation duly organized validly existing and in good standing under the laws of Delaware; (ii) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Licensor; (iii) to the Licensor’s best knowledge, Licensor is either the sole and exclusive owner of all right, title and interest in and to or is the exclusive licensee of the Licensed Patents; (iv) the Licensed Patents are valid and enforceable; (v) the Licensed Patents are not invalid or non-enforceable in view of any references currently known to Licensor;  (vi) Licensor has the right to grant the rights and licenses granted herein; (vii) to the best of the Licensor’s knowledge, the Licensed Subject Matter is free and clear of any lien, encumbrance, security interest or restriction on license; (viii) to Licensor’s best knowledge, the practice of the Licensed Subject Matter will not infringe intellectual property of third parties; (ix) it has not previously granted, and will not grant during the term of this Agreement, any right, license or interest in or to the Licensed Subject Matter, or any portion thereof, inconsistent with the license granted to SuperGen herein; (x) to the best of Licensor’s knowledge, there are no threatened or pending actions, suits, investigations, claims or proceedings in any way relating to the Licensed Subject Matter; (xi) that the list of patents and patent applications in Exhibit 1 is a complete and accurate list of all patents and patent applications owned or controlled by Licensor that relate to the Field; (xii) that the list of agreements included in this Agreement as Exhibit 3 is a complete and accurate list of agreements entered into by Licensor regarding the Licensed Subject Matter; (xiii) that the agreements included in this Agreement as Exhibit 3 are true copies of all original agreements entered into by Licensor regarding the Licensed Subject Matter; (xiv) that the licensing of the Subject Matter of the agreements included in this Agreement as Exhibit 3, and practice of the Subject Matter by SuperGen, is consistent with any obligations undertaken by Licensor as a condition of entering into such agreements, (xv) the Field of the license granted in Article 2 is included within the licenses granted to Licensor by the University of Texas and Beth Israel Deaconess Medical Center, and (xvi) Licensor warrants that it will maintain and avoid breach of the licenses that are the subject of this Agreement.

8.2           SuperGen.  SuperGen represents and warrants that: (i) it is a corporation duly organized validly existing and in good standing under the laws of the State of Delaware and (ii) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of SuperGen.

8.3           Disclaimer of Warranties.  Licensor will not, under the provisions of this Agreement or otherwise, have any direct or indirect control over the manner in which SuperGen, or its sublicensees or those operating on its behalf, practice the Licensed Subject Matter, or any use of Licensed Products by any party.  LICENSED SUBJECT MATTER IS PROVIDED “AS IS,” AND LICENSOR MAKES NO REPRESENTATION OR WARRANTY WITH RESPECT TO THE PERFORMANCE OF LICENSED PRODUCT(S) INCLUDING THEIR SAFETY, EFFECTIVENESS, OR COMMERCIAL VIABILITY.  LICENSOR DISCLAIMS ALL WARRANTIES WITH REGARD TO LICENSED PRODUCTS, INCLUDING, BUT NOT LIMITED TO, ALL WARRANTIES, EXPRESSED OR IMPLIED, OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE.  SuperGen expressly disclaims all liability arising from Licensor’s obligations, including but not limited to financial payments and royalty reports, to any person or entity from whom Licensor may have licensed the Licensed Patents.

ARTICLE 9

ARBITRATION

Licensor and SuperGen agree that any dispute or controversy arising out of or relating to this Agreement shall be settled by binding arbitration in San Francisco, California, United States of America, under the then-current Commercial Agreement Arbitration Rules of the American Arbitration Association by one (1) arbitrator appointed in accordance with such Rules.  The arbitrator shall determine what discovery will be permitted, based on the principle of limiting the cost and time which the parties must expend on discovery; provided, the arbitrator shall permit such discovery as they deem necessary to achieve an equitable resolution of the dispute.  The decision and/or award rendered by the arbitrator shall be written, final and non-appealable and may be entered in any court of competent jurisdiction.  The parties agree that, any provision of applicable law notwithstanding, they will not request, and the arbitrator shall have no authority to award, punitive or exemplary damages against any party.  The costs of any arbitration, including administrative fees and fees of the arbitrator, shall be shared equally by the parties.  Each party shall bear the cost of its own attorney and expert fees.

ARTICLE 10

GENERAL

10.1         Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflicts of laws.

10.2         Independent Contractors.  The relationship of the parties hereto is that of independent contractors.  The parties hereto are not deemed to be agents, partners or joint ventures of the other for any purpose as a result of this Agreement or the transactions contemplated thereby.

10.3         Assignment.  This Agreement shall not be assignable by Licensor without SuperGen’s prior written consent, not to be unreasonably withheld; provided, however, that Licensor may assign this Agreement without such consent in connection with a transfer of all or substantially all of its assets to which this Agreement relates whether by sale, merger, operation of law or otherwise.  This Agreement is not assignable by SuperGen without Licensor’s prior written consent, which shall not be unreasonably withheld; provided, however, that SuperGen may assign this Agreement without such consent in connection with a transfer of all or substantially all of its assets to which this Agreement relates whether by sale, merger, operation of law or otherwise.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

10.4         Right to Develop Independently.  Nothing in this Agreement will impair SuperGen’s right to independently acquire, license, develop for itself, or have others develop for it, intellectual property and technology performing similar functions as the Licensed Subject Matter or to market and distribute products based on such other intellectual property and technology.

10.5         Notices.  Any required notices hereunder shall be given in writing by certified mail or overnight express delivery service at the address of each party set forth below, or to such other address as either party may indicate on its behalf by written notice.

If to SuperGen:

SuperGen, Inc.

4140 Dublin Blvd, Suite 200

Dublin, California 94568

Attention:  Joseph Rubinfeld, Ph.D., President & CEO

With a copy to:

Wilson Sonsini Goodrich & Rosati

650 Page Mill Rd.

Palo Alto, CA 94304

Attn: John Roos

If to Licensor:

Peregrine Pharmaceuticals, Inc.

14282 Franklin Ave.

Tustin, CA 92780-7017

Attn:  President & CEO

Notice shall be deemed served when delivered or, if delivery is not accomplished by reason or some fault of the addressee, when tendered.

10.6         Force Majeure.  Neither party shall lose any rights hereunder or be liable to the other party for damages or losses (except for payment obligations) on account of failure of performance by the defaulting party if the failure is occasioned by war, strike, fire, Act of God, earthquake, flood, lockout, embargo, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the non-performing party and the non-performing party has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall a party be required to settle any labor dispute or disturbance.

10.7         Compliance with Laws.  Each party shall furnish to the other party any information related to the subject matter of this Agreement requested or required by that party during the term of this Agreement or any extensions hereof to enable that party to comply with the requirements of any U.S. or foreign federal, state and/or government agency.

10.8         LIMITATION OF LIABILITY.  NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES

ARISING OUT OF THE PERFORMANCE OF THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY.

10.9         Further Assurances.  At any time or from time to time on and after the date of this Agreement, Licensor shall at the written request of SuperGen (i) deliver to SuperGen such records, data or other documents consistent with the provisions of this Agreement, (ii) execute, and deliver or cause to be delivered, all such consents, documents or further instruments of transfer or license, and (iii) take or cause to be taken all such actions, as SuperGen may reasonably deem necessary or desirable in order for SuperGen to obtain the full benefits of this Agreement and the transactions contemplated hereby.

10.10       Severability.  In the event that any provisions of this Agreement are determined to be invalid or unenforceable by a court of competent jurisdiction, the remainder of the Agreement shall remain in full force and effect without said provision.  The parties shall in good faith negotiate a substitute clause for any provision declared invalid or unenforceable, which shall most nearly approximate the intent of the parties in entering this Agreement.

10.11       Waiver.  The failure of a party to enforce any provision of the Agreement shall not be construed to be a waiver of the right of such party to thereafter enforce that provision or any other provision or right.

10.12       Entire Agreement; Amendment.  This Agreement sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior discussions, agreements and writings in relating thereto.  This Agreement may not be altered, amended or modified in any way except by a writing signed by both parties.

10.13       Counterparts.  This Agreement may be executed in two counterparts, each of which shall be deemed an original and which together shall constitute one instrument.

IN WITNESS WHEREOF, Licensor and SuperGen have executed this Agreement by their respective duly authorized representatives.

PEREGRINE PHARMACEUTICALS, INC.		SUPERGEN, INC.

(“Licensor”)		(“SuperGen”)

By:	/s/ EDWARD J. LEGERE	By:	/s/ JOSEPH RUBINFELD

	Name: Edward J. Legere		Dr. Joseph Rubinfeld

	Title: President & CEO		President & CEO

Exhibit 1

List of Patents and Patent Applications

[***]

Exhibit 2

SUPERGEN, INC.

INVESTMENT REPRESENTATION STATEMENT

PURCHASER	:	Peregrine Pharmaceuticals, Inc. (“Peregrine”)
COMPANY	:	SuperGen, Inc. (“Company”)
SECURITY	:	Common Stock
NUMBER OF SHARES	:
DATE	:	_______________, _____

In connection with the purchase of the above-listed Securities, Peregrine represents to the Company the following:

(a)           Peregrine is an accredited investor within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”) and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Securities.

(b)           Peregrine is aware of the Company’s business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.  In making the decision to acquire the Securities, Peregrine is not relying on representations of any officer, director, stockholder or agent of the Company.  Peregrine is purchasing these Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act.

(c)           Peregrine understands that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, and that reliance by the Company on such an exemption is predicated in part on the representations set forth in this letter.

(d)           Peregrine further understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available.  Moreover, Peregrine understands that the Company is under no obligation to register the Securities other than the obligation undertaken in the License Agreement with Peregrine.  In addition, Peregrine understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for Peregrine satisfactory to the Company or unless the Company receives a no-action letter from the Securities and Exchange Commission.

(e)           Peregrine is familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including, among other things:  (1) the resale occurring not less than one year after the later of the date the securities were sold by the Company or the date they were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than two years, (2) the availability of certain public information about the Company, (3) the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934), and (4) the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

(f)            Peregrine further understands that at the time Peregrine wishes to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, Peregrine would be precluded from selling the Securities under Rule 144 even if the one-year minimum holding period had been satisfied.

(g)           Peregrine further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

Peregrine Pharmaceuticals, Inc.

By:

Title:

Date:

Exhibit 3

Licenses granted to Techniclone/Peregrine

[***]

Exhibit 4

Peregrine Pharmaceuticals, Inc.

INVESTMENT REPRESENTATION STATEMENT

PURCHASER	:	SuperGen, Inc. (“SuperGen”)
COMPANY	:	Peregrine Pharmaceuticals, Inc. (“Company”)
SECURITY	:	Common Stock
NUMBER OF SHARES	:
DATE	:	________________, _____

In connection with the purchase of the above-listed Securities, SuperGen represents to the Company the following:

(a)           SuperGen is an accredited investor within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”) and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Securities.

(b)           SuperGen is aware of the Company’s business affairs and financial condition, and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities.  In making the decision to acquire the Securities, SuperGen is not relying on representations of any officer, director, stockholder or agent of the Company.  SuperGen is purchasing these Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act.

(c)           SuperGen understands that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, and that reliance by the Company on such an exemption is predicated in part on the representations set forth in this letter.

(d)           SuperGen further understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available.  Moreover, SuperGen understands that the Company is under no obligation to register the Securities other than the obligation undertaken in the License Agreement with SuperGen.  In addition, SuperGen understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for SuperGen satisfactory to the Company or unless the Company receives a no-action letter from the Securities and Exchange Commission.

(e)           SuperGen is familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of “restricted securities” acquired,

directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including, among other things:  (1) the resale occurring not less than one year after the later of the date the securities were sold by the Company or the date they were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than two years, (2) the availability of certain public information about the Company, (3) the sale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934), and (4) the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

(f)            SuperGen further understands that at the time SuperGen wishes to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, SuperGen would be precluded from selling the Securities under Rule 144 even if the one-year minimum holding period had been satisfied.

(g)           SuperGen further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

SuperGen, Inc.

By:

Name: Dr. Joseph Rubinfeld

Title: President & CEO

Date: February 13, 2001

Exhibit 5

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made as of February 13, 2001, (the “Effective Date”) between Peregrine Pharmaceuticals, Inc. (the “Company”) and SuperGen, Inc. (the “Purchaser”).

SECTION 1

Restrictions on Transferability of Securities;
Compliance with Securities Act; Registration Rights

1.1          Certain Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

“Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” shall mean Company Common Stock, no par value per share.

“Holder” shall mean (i) the Purchaser and (ii) any person holding Registrable Securities to whom the rights under this Section 1 have been transferred in accordance with Section 1.13 hereof.

“License Agreement” shall mean the License Agreement entered into between the Company and Purchaser dated February 13, 2001.

“Registrable Securities” means the Shares until such time that such securities have been (i) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (ii) sold or are, in the opinion of counsel for the Company, available for sale in a single transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registration Expenses” shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Section 1.5 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

“Restricted Securities” shall mean the securities of the Company required to bear the legend set forth in Section 1.3 hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and, except as set forth above, all reasonable fees and disbursements of counsel for any Holder.

“Shares” shall mean the shares of Common Stock issued to the Purchaser pursuant to the License Agreement and any other securities issued in respect of such securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event.

1.2          Restrictions on Transferability.  The Shares shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 1.  The Holder will cause any proposed purchaser, assignee, transferee, or pledgee of any such shares held by the Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 1.

1.3          Restrictive Legend.  Each certificate representing Shares and any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 1.4 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

Each Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Common Stock in order to implement the restrictions on transfer established in this Section 1.

1.4          Restrictions on Transfer; Notice of Proposed Transfers.  The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 1.4.  Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than (i) a transfer not involving a change in beneficial ownership, (ii) any transfer by any Holder to (A) any individual or entity controlled by, controlling, or under common control with, such Holder or (B) any entity with respect to which such Holder (or any person controlled by, controlling, or under common control with, such Holder) has the power to direct investment decisions, or (iv) in transactions in compliance with Rule 144), and unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder’s intention to effect such transfer, sale, assignment or pledge.  Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder’s expense by either (i) a written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company.  Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 1.3 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and the Company such legend is not required in order to establish compliance with any provision of the Securities Act.  Notwithstanding the foregoing, so long as an executive officer or director of the Holder serves as an executive officer or director of the Company, the Holder agrees to not sell or transfer the Registrable Securities during periods outside of the trading windows applicable to the officers of the Company as set forth in the Company’s Insider Trading Program adopted by the Company’s Board of Directors.

1.5          Mandatory Registration.  Within one hundred twenty (120) business days after the Effective Date, the Company shall file with the Commission a registration statement (the “Registration Statement”) on an appropriate form for registering for resale by the Holder the Shares and the Company shall use its best efforts to cause the Registration Statement to be declared effective no later than 120 days after the issuance of the Shares (the “Required Effective Date”) pursuant to the terms of the License Agreement.

1.6          Expenses of Registration.  All Registration Expenses incurred in connection with all registrations pursuant to Section 1.5 shall be borne by the Company.  Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders and all other Registration Expenses shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

1.7          Registration Procedures.  In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof.  At its expense the Company will:

(a)           Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become effective as soon as possible after the filing thereof, and keep the Registration Statement effective pursuant to Rule 415 at all times, subject to Section 1.8, until such date as is the earlier of (i) the date on which all Registrable Securities have been sold by each Holder, and (ii) the date on which the Registration Rights terminate as set forth in Section 1.15; and

(b)           Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

1.8          Suspension of Registration.  The Company shall promptly notify the Holders of (i) the issuance by the SEC of a stop order suspending the effectiveness of the Registration Statement, (ii) the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) the occurrence or existence of any pending corporate development that, in the reasonable discretion of the Company, makes it appropriate to suspend the availability of the Registration Statement, to comply with SEC rules.  In each case the Company shall use reasonable efforts to promptly prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Holder as such Holder may reasonably request; provided that, the Company may delay to the extent permitted by law the disclosure of material non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company (an “Allowed Delay”).  The Company shall promptly notify the Holders in writing of the existence of an Allowed Delay and shall advise the Holders in writing to cease all sales under the Registration Statement until the end of the Allowed Delay.

1.9          Indemnification.

(a)           The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, state securities law or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration, qualification or compliance, and within a reasonable period the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

(b)           Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and within a reasonable period will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein.  Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the gross proceeds before expenses and commissions to each Holder received for the shares sold by such Holder, unless such liability arises out of or is based on willful misconduct by such Holder.

(c)           Each party entitled to indemnification under this Section 1.10 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1 unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

1.10        Information by Holder.  The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

1.11        Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best efforts to:

(a)           Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

(b)           Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)           So long as a Holder owns any Restricted Securities to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

1.12        Transfer of Registration Rights.  The rights to cause the Company to register securities granted Holders under Section 1.5 may be assigned to a transferee or assignee reasonably acceptable to the Company which acquires at least 100,000 shares of Registrable Securities in connection with any transfer or assignment of Registrable Securities by the Holders.

SECTION 2

Miscellaneous

2.1          Governing Law.  This Agreement shall be governed in all respects by the internal laws of the State of California.

2.2          Survival.  The covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.

2.3          Successors and Assigns.  Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

2.4          Entire Agreement; Amendment.  This Agreement and the License Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.  Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that holders of a majority of the Registrable Securities may, with the Company’s prior written consent, waive, modify or amend on behalf of all holders, any provisions hereof.

2.5          Notices, etc.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Holder, at such address as such Holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last Holder who has so furnished an address to the Company, or (b) if to the Company, one copy should be sent to its address set forth on the cover page of this Agreement and addressed to the attention of the President, or at such other address as the Company shall have furnished to the Holders.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

2.6          Delays or Omissions.  Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such nondefaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

2.7          Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

2.8          Severability.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

2.9          Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

[Signature Page(s) Follow(s)]

The foregoing Agreement is hereby executed as of the date first above written.

“COMPANY”

By:

Name:

Title:

“PURCHASER”

By:

Name:	Dr. Joseph Rubinfeld

Title:	President and CEO

[Signature Page to Registration Rights Agreement]